Exhibit 10.3

WESTELL TECHNOLOGIES, INC.
NON-QUALIFIED STOCK OPTION

THIS NON-QUALIFIED STOCK OPTION, dated as set forth in the attached Memorandum is granted by WESTELL TECHNOLOGIES, INC. (the "Company"), to the Employee as set forth in the attached Memorandum (the “Employee”) pursuant to the Company's 2015 Omnibus Incentive Compensation Plan (the "Plan").
1.OPTION GRANT
The Company hereby grants to the Employee an option to purchase total shares as set forth in the attached Memorandum of Class A Common Stock of the Company at an option price per share as set forth in the attached Memorandum. This option is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.
2.TIME OF EXERCISE
This option may be exercised (in the manner described in paragraph 4 hereof) in whole or in part, at any time and from time to time, subject to the following limitations:
(a)this option may not be exercised to any extent until the first anniversary of the Date of Grant. This option may be exercised to a maximum cumulative extent of 33% of the total shares covered hereby on and after the first anniversary of the Date of Grant; 66% of the total shares commencing on and after the second anniversary of the Date of Grant; 100% of the total shares commencing on and after the third anniversary of the Date of Grant. In the event that the Employee's employment with the Company or a subsidiary terminates by reason of total disability or death prior to the third anniversary of the Date of Grant, then the portion of the option which may be exercised shall be determined as if the Employee remained an employee of the Company until the next anniversary of the Date of Grant.

(b)For these purposes, employment shall be deemed to continue after termination of full-time employment for any period during which the Employee remains a part-time employee of the Company or a consultant to the Company as determined by the sole discretion of the Administrator.
(c)This option may not be exercised:
(i)more than three months after the termination of the Employee's employment with the Company or a subsidiary for any reason other than retirement, total disability or death; or
(ii)more than twelve months after termination of employment by reason of retirement, total disability or death; or
(iii)more than seven years from the Date of Grant.
For these purposes retirement and total disability shall be determined in accordance with the established policies of the Company. This option may be exercised during the indicated periods following termination of employment only to the extent permitted pursuant to paragraphs 2(a) and (b) hereof.
3.Change in Control.
(a)Notwithstanding the provisions of paragraph 2, in the event of a Triggering Event or a termination of Participant's employment by the Company or one of its subsidiaries without Cause no more than three months prior to and in anticipation of a Change in Control, the Participant will become immediately vested in all Stock Options.
(b)For purposes of this Agreement, "Change in Control", "Triggering Event" and "Cause" have the following meaning:
(i)A “Change in Control” of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

(1)
the consummation of the purchase by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, except the Voting Trust (together with its affiliates) formed pursuant to the Voting Trust Agreement dated February 23, 1994, as amended, among Robert C. Penny III and Melvin J. Simon, as co-trustees, and certain members of the Penny family and the Simon family, of ownership of shares representing more than 50% of the combined voting power of the Company’s voting securities entitled to vote generally (determined after giving effect to the purchase);

(2)
a reorganization, merger or consolidation of the Company, in each case, with respect to which persons who were shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own 50% or more of the combined voting power entitled to vote generally of the Company or the surviving or resulting entity (as the case may be);

(3)
a sale of all or substantially all of the Company’s assets, except that a Change in Control shall not exist under this clause (C) if the Company or persons who were shareholders of the Company immediately prior to such sale continue to collectively own 50% or more of the combined voting power entitled to vote generally of the acquirer; or

(4)	any other transaction the Administrator, in its sole discretion, specifies in writing.
(ii)A "Triggering Event" shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

(1)
the Participant resigns from and terminates his employment with the Company for Good Reason following a Change in Control by notifying the Company or its successor within ninety (90) days after the initial occurrence of the event constituting Good Reason specifying in reasonable detail the basis for the Good Reason.

(2)	the Company or its successor terminates the Participant’s employment with the Company without Cause within two years of the date on which a Change in Control occurred.
(iii)"Good Reason" means that concurrent with or within twelve months following a Change in Control, the Participant's base salary is reduced or the Participant’s total compensation and benefits package is materially reduced without the Participant's written approval, or the Participant's primary duties and responsibilities prior to the Change in Control are materially reduced or modified in such a way as to be qualitatively beneath the duties and responsibilities befitting of a person holding a similar position with a company of comparable size in the Company’s business in the United States, without the

Participant's written approval (other than may arise as a result of the Company ceasing to be a reporting company under the Exchange Act or ceasing to be listed on NASDAQ), or the Participant is required, without his consent, to relocate his principal office to a location, or commence principally working out of another office located, more than 30 miles from the Company’s office which represented the Participant’s principal work location.
(iv)“Cause” means (A) the failure by the Participant to comply with a particular directive or request from the Board of the Company regarding a matter material to the Company, and the failure thereafter by the Participant to reasonably address and remedy such noncompliance within thirty (30) days (or such shorter period as shall be reasonable or necessary under the circumstances) following the Participant’s receipt of written notice from the Board confirming the Participant’s noncompliance; (B) the taking of an action by the Participant regarding a matter material to the Company, which action the Participant knew at the time the action was taken to be specifically contrary to a particular directive or request from the Board, (C) the failure by the Participant to comply with the written policies of the Company regarding a matter material to the Company, including expenditure authority, and the failure thereafter by the Participant to reasonably address and remedy such noncompliance within thirty (30) days (or such shorter period as shall be reasonable or necessary under the circumstances) following the Participant’s receipt of written notice from the Board confirming the Participant’s noncompliance, but such opportunity to cure shall not apply if the failure is not curable; (D) the Participant’s engaging in willful, reckless or grossly negligent conduct or misconduct which, in the good faith determination of the Company’s Board, is materially injurious to the Company monetarily or otherwise; (E) the aiding or abetting a competitor or other breach by the Participant of his fiduciary duties to the Company; (F) a material breach by the Participant of his obligations of confidentiality or nondisclosure or (if applicable) any breach of the Participant’s obligations of noncompetition or nonsolicitation under any agreement between the Participant and the Company; (G) the use or knowing possession by the Participant of illegal drugs on the premises of the Company; or (H) the Participant is convicted of, or pleads guilty or no contest to, a felony or a crime involving moral turpitude.
(c)Solely for purposes of the definitions of “Triggering Event”, “Good Reason” and "Cause" under this paragraph 3 (and not for purposes of the definition of "Change in Control" hereunder), the Company shall be deemed to include any of Westell Technologies, Inc.'s direct and indirect subsidiary companies and the term Board shall be deemed to include the Board of Directors of any such subsidiary.
4.METHOD OF EXERCISE
This option may be exercised only by appropriate notice in writing delivered to the Secretary of the Company and accompanied by:
(a)a check payable to the order of the Company for the full purchase price of the shares purchased and any required tax withholding, and
(b)such other documents or representations as the Company may reasonably request in order to comply with securities, tax or other laws then applicable to the exercise of the option.
Payment of the purchase price may be made in whole or in part by the delivery of shares of Common Stock owned by the Employee or by certification of the Employee's ownership of such shares), valued at fair market value on the date of exercise. The Employee may satisfy any tax withholding obligation in whole or in part by electing to have the Company retain option shares, having a fair market value on the date of exercise equal to the amount required to be withheld.

5.CONDITIONS
I agree that I shall not within three months following my resignation of employment with the Company engage in any Competitive Activity. Competitive Activity means any service to a competitor related to the work I have done at Westell or with knowledge of confidential information gained at Westell. By accepting this option, I agree to pay Westell as liquidated damages, any profit (spread between grant price and closing price on the date of exercise) realized on my exercise of this option from three months preceding and ending three months following my date of resignation.
6.NON‑TRANSFERABILITY; DEATH
This option is not transferable by the Employee otherwise than by will or the laws of descent and distribution and is exercisable during the Employee's lifetime only by the Employee. If the Employee dies during the option period, this option may be exercised in whole or in part and from time to time, in the manner described in paragraph 3 hereof, by the Employee's estate or the person to whom the option passes by will or the laws of descent and distribution, but only within a period of (a) twelve months after the Employee's death or (b) seven years from the Date of Grant, whichever period is shorter. At the discretion of the Administrator, this option may be transferred to members of the Employee's immediate family or trusts or family partnerships for the benefit of such persons, subject to terms and conditions established by the Administrator.
* * *

IN WITNESS WHEREOF, the Company has caused the execution hereof by its duly authorized officer and Employee has agreed to the terms and conditions of this option, all as of the date first above written.
WESTELL TECHNOLOGIES, INC.

By______________________________

________________________________
Employee Name

________________________________
Employee Signature

NOTICE OF GRANT OF STOCK OPTION FOR THE PURCHASE OF
CLASS A COMMON STOCK

Name: ________________________

You have received a grant with the following parameters:

Plan Name: Westell Technologies, Inc. 2015 Omnibus Incentive Compensation Plan
Award Number: ___________
Shares Granted: ___________
Exercise Price: _____________
Award Type: NQSO
Award Date: _______________
Vesting Schedule: ______________________________________________
Expiration Date: ______________________________________________

If you have any questions, contact _________________________ at ____________________.
By affixing your signature to the bottom of this Notice, you acknowledge receipt of a copy of the Agreement and the Plan to which the Agreement and this Stock Option Grant is subject and agree that the Options Granted hereunder shall be subject to such Plan and Agreement and shall be governed by their terms and provisions.
Westell Technologies, Inc.
By:
Name (printed): Thomas P. Minichiello
Title: Chief Financial Officer

_______________________________________
Name (Printed):    ____________________